MTS SYSTEMS CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Joachim Hellwig, hereby constitute and appoint BARBARA J. CARPENTER, assistant secretary, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for me and in my name, place and stead, to sign Statements of Changes in Beneficial Ownership of Securities relating to transactions by me in Common Stock or other securities of MTS SYSTEMS CORPORATION and all amendments thereto, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney shall be effective until such time as I deliver a written revocation thereof to the above-named attorney-in-fact and agent.

Dated:  November 25, 2003   /s/ Joachim Hellwig